Exhibit 99.1

ProPhase Labs Announces Proposed Public Offering of Common Stock

GARDEN CITY, NY, November 7, 2024 (GLOBE NEWSWIRE) — ProPhase Labs, Inc. (NASDAQ: PRPH), a next-generation biotech, genomics and diagnostics company, today announced that it intends to offer to sell shares of its common stock (and/or pre-funded warrants (“Pre-Funded Warrants”) in lieu thereof) in an underwritten public offering. The Company expects to grant the underwriters a 45-day option to purchase up to an additional 15% of the number of shares of common stock and/or Pre-Funded Warrants sold in this offering to cover over-allotments, if any. All of the shares of common stock (and/or Pre-Funded Warrants) are being offered by the Company. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

ProPhase intends to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, product development and commercialization expenditures, and acquisitions of companies, businesses, technologies and products within and outside the diagnostic services, genomics and consumer products industry.

ThinkEquity is acting as sole book-running manager for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-260848), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 5, 2021 and declared effective on November 12, 2021. The offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been or will be filed with the SEC on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About ProPhase Labs

ProPhase Labs, Inc. (Nasdaq: PRPH) (“ProPhase”) is a next-generation biotech, genomics and diagnostics company. Our goal is to create a healthier world with bold action and the power of insight. We believe we are revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, while developing potential game changer diagnostics and therapeutics in the fight against cancer. This includes a potentially life-saving cancer test focused on early detection of esophageal cancer and potential breakthrough cancer therapeutics with novel mechanisms of action. Our world-class CLIA labs and cutting-edge diagnostic technology provide wellness solutions for healthcare providers and consumers. We develop, manufacture, and commercialize health and wellness solutions to enable people to live their best lives. We are committed to executional excellence, smart diversification, and a synergistic, omni-channel approach. ProPhase Labs’ subsidiaries and their strategic synergies highlight our potential for long-term value.

For more information, visit www.ProPhaseLabs.com

Forward Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements include statements related to the expected completion of the offering described herein and the intended use of proceeds. The Company cautions readers that forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks related to whether the Company will consummate the proposed offering of common stock on the expected terms, or at all; the anticipated use of the net proceeds from the offering; and the fact that the Company’s management will have broad discretion in the use of the proceeds from any sale of common stock. Management believes that these forward-looking statements are reasonable as and when made. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws.

Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

267-880-1111

investorrelations@prophaselabs.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman

514-939-3989

Jboidman@renmarkfinancial.com